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                                                                    EXHIBIT 99.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                            PER-SE TECHNOLOGIES, INC.
                                  WITH AND INTO
                              MEDAPHIS CORPORATION
        (Pursuant to Section 253 of the Delaware General Corporation Law)


         Medaphis Corporation (the "Company"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

         DOES HEREBY CERTIFY:

         FIRST: That the Company is incorporated pursuant to the Delaware General Corporation Law.

         SECOND: That the Company owns all of the outstanding shares of capital stock of Per-Se Technologies, Inc., a Delaware corporation.

         THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted on August 11, 1999, determined to effect a merger of Per-Se Technologies, Inc. with and into the Company (the "Merger"), with the Company being the surviving corporation, on the conditions set forth in such resolutions:

                  WHEREAS, the Board has determined that it is the best interests of the Company and its stockholders for the Company's name be changed to "Per-Se Technologies, Inc." by forming a wholly-owned subsidiary, merging the subsidiary with and into the Company under
         Section 253 of the Delaware General Company Law, and having the name of the Company changed to "Per-Se Technologies, Inc." in the merger.

                  NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company are authorized to form a wholly-owned Delaware subsidiary of the Company having the name "Per-Se Technologies, Inc." (the "Subsidiary");

                  FURTHER RESOLVED, that the officers of the Company are authorized to merge the Subsidiary with and into the Company pursuant to a Certificate of Ownership and Merger in substantially such form as may be approved by any officer of the Company, as evidenced by such officer's execution of such Certificate of Ownership and Merger;

                  FURTHER RESOLVED, that such Certificate of Ownership and Merger shall be filed with the Secretary of State of the State of Delaware as soon as practicable after the adoption of these resolutions;


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                  FURTHER RESOLVED, that the terms of the merger of the
         Subsidiary with and into the Company (the "Merger") shall be as follows:

         1. Merger. As of the Effective Time (as defined below), the Subsidiary shall be merged with and into the Company, with the Company being the surviving corporation. The surviving corporation as it shall exist after the Effective Time shall be referred to hereinafter as the "Surviving Corporation."

         2. Effective Time. The Effective Time shall be 8:30 a.m., local time, on Monday, August 16, 1999.

         3. Conversion of Shares of the Subsidiary. At the Effective Time, each of the shares of common stock of the Subsidiary then issued and outstanding shall be cancelled and retired and shall cease to be outstanding, and no shares of common stock or other securities of the Surviving Corporation shall be issued in respect thereof.

         4. Conversion of Shares of the Company. At the Effective Time, each share of common stock of the Company presently issued and outstanding shall remain outstanding as one fully paid and nonassessable share of common stock of the Surviving Corporation.

         5. Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof; provided, however, that as of the Effective Time the name of the Company shall be changed to "Per-Se Technologies, Inc."

         6. By-laws. The Amended and Restated By-laws of the Company as in effect at the Effective Time shall be the By-laws of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         7. Board of Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time shall be those persons who were the members of the Board of Directors and the officers, respectively, of the Company immediately prior to the Effective Time, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-laws of the Surviving Corporation, or until their respective successors are elected and qualified.

                  FURTHER RESOLVED, that as of the Effective Time the name of the Company shall be changed to "Per-Se Technologies, Inc.";


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                  FURTHER RESOLVED, that the officers of the Company are
         authorized to make appropriate arrangements for stock certificates reflecting the new name of the Company, including the selection of a new form of stock certificate and, if necessary in the event new stock certificates are not available at the time of the name change, the stamping of the new name of the Company on the Company's current form of stock certificate (all in compliance with Nasdaq and other applicable regulations);

                  FURTHER RESOLVED, that the officers of the Company are authorized to make arrangements for a new corporate seal reflecting the new name of the Company;

                  FURTHER RESOLVED, that the officers of the Company are authorized and directed by and on behalf of the Company to prepare, execute, deliver and file any and all other agreements, amendments, certificates, instruments and documents of any nature whatsoever and to take all such actions and to do all such things, as they, in their discretion, deem to be necessary or desirable to effect the purpose and intent of the above resolutions, including the preparation and delivery of such other documents as may be required by Nasdaq in connection with the name change; and

                  FURTHER RESOLVED, that any and all actions previously taken by the Company or its officers in connection with the transactions contemplated by these resolutions are hereby approved and ratified.

         FOURTH: That the above resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

         FIFTH: That upon the effective date and time of the Merger the name of the surviving corporation shall be "Per-Se Technologies. Inc."

         SIXTH: The Merger shall become effective at 8:30 a.m., local time, on Monday, August 16, 1999.




                            [Signature on next page]


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         IN WITNESS WHEREOF, Medaphis Corporation has caused this certificate to be signed by its duly authorized officer this 11th day of August, 1999.

                                   MEDAPHIS CORPORATION



                                   By: /s/ ALLEN W. RITCHIE
                                       -----------------------
                                       Allen W. Ritchie
                                       President and
                                       Chief Executive Officer


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